EXHIBIT 5
	  December 22, 1995

	  Mirage Resorts, Incorporated
	  3400 Las Vegas Boulevard South
	  Las Vegas, Nevada  89109

		    Re:  Registration Statement on Form S-3

	  Gentlemen:

	  I am Assistant General Counsel of Mirage Resorts, Incorporated, a Nevada corporation (the "Company"). This opinion is being is being delivered in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of 117,647 shares of its Common Stock, $.008 par value (the "Shares"), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission").

	  For the purpose of rendering this opinion, I have reviewed such corporate records and other documents as I have deemed necessary, including, but not limited to, the following:

	      (a) Articles of Incorporation, as currently in effect, of the Company;

	      (b)  Bylaws, as currently in effect, of the Company;

	      (c) certain resolutions of the Board of Directors of the Company; and

	      (d)  the Company's  Registration  Statement  on Form S-3 (the
		   "Registration Statement"), together with all exhibits thereto and documents incorporated by reference therein, in the form proposed to be filed with the Commission under the Securities Act, and the form of prospectus which constitutes a part thereof.

	  Additionally, I have consulted with officers and other representatives of the Company and have obtained such
	  representations with respect to such matters of fact as I have deemed necessary or advisable; however, I have not necessarily independently verified the content of factual statements made to me in connection therewith, or the veracity of such representations. I have assumed without independent verification
	  (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

	  On the basis of the foregoing, such examinations of law and such other information as I have deemed relevant under the circumstances, I am of the opinion that the Shares are duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.
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	  I hold options to  purchase an aggregate of  67,000 shares of the
	  Company's Common Stock.

	  I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

	  Very truly yours,

	  PETER C. WALSH
	  Assistant General Counsel